United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

CSB BANCORP, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2020

The following “Notice Regarding Annual Meeting of Shareholders” relates to the Notice of Annual Meeting of Shareholders and the Proxy Statement (the “Proxy Statement”) of CSB Bancorp, Inc. (the “Company”), each dated March 16, 2020 previously mailed to shareholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Company’s Annual Meeting of Shareholders to be held on Wednesday, April 29, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 16, 2020.

NOTICE REGARDING ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 29, 2020

Dear Fellow Shareholders:

As previously announced, the 2020 Annual Meeting of Shareholders of CSB Bancorp, Inc. will be held at the Carlisle Inn in Walnut Creek, Ohio, Wednesday, April 29, 2020 at 7:00 p.m. local time.

In light of the serious health risks posed by the COVID-19 pandemic, we are limiting this year’s annual meeting to a business only meeting and expect it to last no more than 15 minutes.  We will not make a presentation at this year’s annual meeting concerning the results from 2019 or the outlook for 2020.

We strongly discourage you from physically attending the annual meeting in person due to the COVID-19 pandemic and related personal and community health risks.  We will only have a limited number of directors and officers present as needed to carry out the annual meeting.

Although there will be no presentation at the annual meeting, we intend to make a presentation available on or about the date of the meeting. Press releases and the presentation will be accessible on our website at www.csb1.com on the Investor Relations page.

We ask that if you haven’t already done so, please promptly return your proxy or submit your proxy by phone or online as described in the proxy material previously provided to you.

We regret that this year’s annual meeting will not take place in its customary manner because of the COVID-19 crisis, but we are committed to doing our part to help protect the health and safety of customers, employees, and shareholders.  We look forward to seeing you in person at the 2021 Annual Meeting.  If you have any questions, please feel free to contact us at 330.674.9015 or 800.654.9015.

Thank you for choosing CSB Bancorp, Inc. We are proud to serve you and appreciate your support.

Sincerely,

Robert K. Baker   Eddie L. Steiner

Chairman of the Board   President & Chief Executive Officer

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT